UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012 (May 4, 2012)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 461-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Redemption of Series C Notes

On May 4, 2012, CIT Group Inc. (“CIT”) delivered to Deutsche Bank Trust Company Americas (“Deutsche Bank”), as trustee, a notice of CIT’s intention to redeem at par on June 4, 2012 $2.0 billion of its 7% Series C Senior Unsecured Notes (the “7% Notes”) maturing in 2017, on a pro rata basis among all 7% Notes maturing in 2017. The redemption will be treated as a pro-rata pass-through distribution of principal. In addition, accrued and unpaid interest will be paid for the period beginning March 10, 2012 to but excluding June 4, 2012. Following this redemption, approximately $3.1 billion principal amount of 7 % Notes maturing in 2016 and approximately $1.6 billion of the 7% Notes maturing in 2017 will remain outstanding. This redemption will result in the acceleration of fresh start accounting (“FSA”) discount amortization, and therefore increase second quarter 2012 interest expense, by up to $135 million. In addition, there may be a loss on debt extinguishment related to the redemption. The final amount of FSA to be accelerated and the amount of loss on debt extinguishment will not be known until after the redemption has occurred.

A copy of the press release announcing the redemption is attached as Exhibit 99.1. A copy of the Notice to Deutsche Bank is attached as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on May 7, 2012 announcing its redemption of $2.0 billion of the 7% Series C Senior Unsecured Notes maturing in 2017.
99.2	Notice by CIT Group Inc. to Deutsche Bank Trust Company Americas dated May 4, 2012 electing its option to redeem $2.0 billion of the 7% Series C Senior Unsecured Notes maturing in 2017 on June 4, 2012.

Forward-Looking Statement

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)
Date: May 8, 2012	By:	/s/ Scott T. Parker
		Name:	Scott T. Parker
		Title:	Executive Vice President & Chief Financial Officer